EXHIBIT 23.3

                      CONSENT OF KIRKPATRICK & LOCKHART LLP


         The consent of Kirkpatrick & Lockhart LLP to include its opinion regarding the legality of the issuance of shares is incorporated by reference to
Exhibit 5.1 to the Company's Registration Statement filed on June 1, 2001.